UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

Signatures

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on Tuesday, June 13, 2017, at which the following matters were submitted to a vote of the shareholders, with final voting results as of June 14, 2017, as set forth below:

Item 1. Election of Directors.

Eight board nominees for director were elected by a majority of the votes cast for terms expiring at the 2017 annual meeting of shareholders. The voting results were as follows:

Nominee	For	Against and Authority Withheld	Abstentions	Broker Non-Votes	Uncast
Steve Conner	10,112,835	741,725	-	495,045	-
John T. Hompe	10,299,724	554,836	-	495,045	-
Mark A. Oliver	11,095,457	693,887	-	495,045	-
Firman Leung	10,365,316	489,244	-	495,045	-
Scott Morrison	10,325,374	529,186	-	495,045	-
Jack Theeler	10,318,017	536,182	-	495,045	361
Dana Stapleton	10,074,566	779,994	-	495,045	-
Todd Boeve	10,945,020	620,740	-	495,045	-

Item 2. Ratification of Appointment of Independent Auditors.

RSM US LLP was ratified to serve as the independent auditors of the Company for 2017. The voting results were as follows:

Shares Voted
For	Against	Abstain	Broker Non- Votes
10,688,285	623,986.	243,082	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 20, 2017.

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Name:	Mark A. Oliver
Title:	Chief Executive Officer